UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
                                November 11, 1998
                                -----------------


                        FARMERS CAPITAL BANK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                  --------------------------------------------
                  State or other jurisdiction of incorporation


        0-14412                                           61-1017851
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


P.O. Box 309
Frankfort, Kentucky                                         40602
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Address of principle executive offices)                   (Zip Code)



                   Registrant's telephone number, including area code:
                                 (502) 227-1600


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report

                              Item 5. Other Events

Farmers Capital Bank Corporation announced on November 9, 1998 that it intends to purchase up to 400,000 shares of its outstanding common stock. The purchases will be dependent on market conditions and there is no guarantee as to the exact number of shares to be purchased by the Company. Shares purchased would be used for general corporate purposes.

Consistent with the objective of maximizing shareholder value, the Company considers the purchase of its outstanding shares in the price range for which the Company's stock is trading to be a good investment of the Company's available funds.

As of November 6, 1998 there are 7,564,437 shares of the Company's common stock outstanding.

Farmers Capital Bank Corporation is a multi-bank holding company headquartered in Frankfort, Kentucky. The Company owns six banks located throughout Kentucky, a leasing company and a data processing company. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market Tier, under the symbol: FFKT.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Farmers Capital Bank Corporation



November 11, 1998                          By:/s/ Charles S. Boyd
                                           ----------------------
                                           Charles S. Boyd
                                           President and Chief Executive Officer